UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	33-1227980
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

100 Washington Street, Suite 100 Reno, NV 89503	89503
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, $0.001 par value per share (the “Common Stock”), of American Battery Technology Company (the “Company”). The description of the Company’s Common Stock under the heading “Description of Registrant’s Securities” contained in the Company’s Registration Statement on Form S-3 (File No. 333-271954), filed with the Securities and Exchange Commission (the “Commission”), as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Form 8-A Instructions as to Exhibits, no exhibits are required to be filed because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: September 20, 2023	By:	/s/ Ryan Melsert
	Name:	Ryan Melsert
	Title:	Chief Executive Officer

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